                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             INNERSPACE CORPORATION

             Pursuant to Section 242 of the General Corporation Law
                            Of the State of Delaware

        The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

        FIRST: The name of the corporation is InnerSpace Corporation.

        SECOND: Article 1 of the Certificate of Incorporation, relating to the name of the corporation, is amended to read as follows:

        "First: The name of the corporation is SURFNET MEDIA GROUP, INC."

        THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the General Corporation
Law of the State of Delaware.

        FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of
May, 2003.

                                                  By: /s/ Robert D. Arkin
                                                      Robert D. Arkin,
                                                      Chief Executive Officer